Exhibit 10.1
                                                           (English Translation)
                                 DESIGN CONTRACT
                            Wuhu Tour City Theme Park


Party  A:      Wuhu  City  Huaqiang  Tour  City  Development  Co.,  Ltd.

Party  B:      Shenzhen  Digitainment  Co.,  Ltd.

1.   General

     Party A has the intention to build a comprehensive theme park complex in the City of Wuhu. In view of Party B's relative strong strength in the area of theme park planning and design, through friendly negotiation between the two parties, Party A hereby appoints Party B to handle the overall project design for Wuhu Theme Park.

2.   Contents  Of  The  Design,  Specification  And  Deliverables

2.1 The major contents of the design to be handled by Party B should include: the design for Wuhu Tour City Theme Park and its surrounding tourist attractions.

2.2  Details  of  the  design  responsible  by  Party  B  include:

     Design  works  related  to  Wuhu  Tour  City  Theme  Park:

     (1) detailed layout and design for the first phase of Tour City Theme Park; and a draft layout plan for second phase;
     (2) the overall layout of the Tour City Theme Park and the design for each zone;
     (3) the form and shape of each building and structure within the theme park;
     (4)  the  design  for  each  attractions  and  items  in  the  theme  park;
     (5)  to  arrange  the  integration  of  all  facilities  in the theme park;
     (6)  the  design  of  ordinary  gardening  and landscape in the theme park;
     (7) to provide information related to the construction and architectural design;

     Design  works  related  to  the  surrounding  areas  of  the  theme  park:

     The design related to the surrounding areas of the theme park mainly comprises of Tour City Theme Park Square, City Walk and Fisherman Wharf. Party B should be responsible for the conceptual design, architectural and shape design, surrounding landscape design and creativity design for the aforesaid attractions.

     In addition, in order to harmonize the surrounding area outside the theme park for tourist reception, Party B is requested to provide the corresponding design for car park and the associated passage.

2.3  Requirement  for  submission  of  Party  B's  design


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     1)   All  of  the design done by Party B should be presented in drawings or in writing. The design should be complete with details suitable for the theme park construction requirement;

     2) Party B is to provide Party A with 3D presentation for introduction of the project;

     3) When the project is put into construction, Party B should give full guidance to the items designed by Party B, so as to facilitate the construction works;

     4) If Party A, due to the change of venue conditions, requests amendment or changes to the project, which in turn leads to design changes, subject to the volume of design works involved, Party A and Party B should re-negotiate the additional fees related to the variation works;

     5) Party B should invest sufficient resources to ensure that all of the items as required by this Contract should be completed and accepted by Party A on or before December 15, 2005.

3.   Design  Fee  And  Payment

3.1 Both parties agreed that the design fee should be RMB 11 million (Renminbi Eleven Million Only).

3.2  Payment  method:

     1) Party A should, within 5 days after the signing of this Contract, pay to Party B a 30% of the total design fee, i.e. RMB 3.3 million (Renminbi Three Million Three Hundred Thousand Only).
     2) Upon completion of preliminary design and verification before October 20, 2005, Party A should pay to Party B another 30% of the total design fee, i.e. RMB 3.3 million (Renminbi Three Million Three Hundred Thousand Only). Party B shall submit the initial standard of design, whereas the framework of design and the basis of verification should be agreed and approved by both parties. The verification process should be conducted and confirmed by both parties. Should there be any unreasonable withheld or delay caused by Party A, the design is deemed to have verified and accepted when Party A fails to perform the verification 20 days after Party B's submission.
     3) Upon completion of detailed design before November 30, 2005, Party A should pay to Party B a further 30% of the total design fee, i.e. RMB
          3.3  million  (Renminbi  Three  Million  Three Hundred Thousand Only).
     4) Upon submission of all detailed design and drawings before December 15, 2005, Party A should pay to Party B the remaining 10% of the total design fee, i.e. RMB 1.1 million (Renminbi One Million One Hundred Thousand Only).

4.   Default  Responsibility  And  Termination  Of  Contract

4.1 Party A should be responsible for actual losses incurred by Party B if Party A, due to reason not caused by Party B, terminates the Contract prior to its completion.


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4.2  If Party A fails to make payment in accordance with the terms as stipulated in this Contract, Party A should pay to Party B, on a daily basis, late payment penalty of 0.03% on the amount due. Whereas if Party B fails to deliver the design at the specified date as agreed in this Contract, Party B should pay to Party A, on a daily basis, late payment penalty of 0.03% on the payable amount.

4.3 In case Party A fails to provide Party B the necessary assistance and preparation to complete the design works within the timeframe and requirement as lay down in this Contract, Party B has the right to terminate this Contract. Should Party B make no request for Contract termination, both parties should settle through negotiation.

5.   Dispute  And  Settlement

5.1 During the process of Contract implementation, any disputes should be resolved through practical and friendly discussion. When both parties consider necessary, a supplementary Contract should be signed, which should form an integral part of this Contract. If the dispute cannot be resolved within 60 days through negotiation, it should be resolved through legal procedures.

5.2 Both parties agreed that the Shenzhen City Middle Level Peoples' Court should be the judicial court for any dispute with regard to this Contract.

6.   Intellectual  Property  Right  And  Others

6.1 The intellectual property right in relation to the design under this Contract should belong to Party A. Party B should keep confidential of such right.

6.2 Party B should have the right to name as the designer. With the permission of Party A, Party B could use the research results of this project. Party B has a significant amount of know-how in the area of theme park planning and design and may develop additional know-how in connection with this Contract. Nothing in this Contract shall limit Party B's use of such know-how.

6.3 Any party fail to perform under this Contract to the extent that the failure is caused by force majeure, the terms of this Contract should be extended. Force majeure refers to those unforeseeable events at the time of entering this Contract, such as fire, hurricanes, earthquakes, war etc.

6.4 This Contract is signed with four originals and each party should hold two originals, which are with the same legal effect.

Party  A:                               Party  B:
Wuhu  City Huaqiang Tour City           Shenzhen Digitainment Co., Ltd.
  Development  Co.,  Ltd.

Representative:  //Signed//             Representative:  //Signed//
               --------------                          --------------
Date:  October 10, 2005                 Date: October 10, 2005


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